UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 24, 2009
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03	Creation Of A Direct Financial Obligation Or An Obligation Under An Off- Balance Sheet Arrangement Of A Registrant

On August 24, 2009, Doral Energy Corp. (the “Company”) issued a convertible promissory note (the “Note”) in the principal amount of $250,000 to W.S. Oil and Gas Limited, a limited partnership controlled by Everett Willard Gray, II, the Company’s Vice Chairman and Chief Executive Officer, in consideration for a loan from W.S. Oil and Gas in the principal amount of the Note. Under the terms of the Note, the Company shall repay to W.S. Oil and Gas a total of $500,000, payable in installments as follows:

(a)	24 monthly installments of $16,666.67 beginning November 1, 2009; and

(b)	12 monthly installments of $8,333.33 beginning November 1, 2011.

In the event that the Company defaults under the terms of the Note, W.S. Oil and Gas shall have the right to convert any remaining principal and interest due under the Note into shares of the Company’s common stock at a conversion price equal to four times the fair market value of the Company’s common stock at the time the conversion right is exercised. A default under the Note includes a default by the Company under any instrument for borrowed money in excess of $50,000, provided that any default existing as of the date the Note was issued is not considered an event of default under the Note unless such default persists for a period of 6 months after the date the Note was issued.

Item 9.01	Financial Statements And Exhibits.

(d)           Exhibits

Exhibit
Number	Description of Exhibit
10.1	Convertible Promissory Note dated August 24, 2009 in the principal amount of $250,000 issued to W.S. Oil and Gas Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: August 28, 2009
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Vice Chairman of the Board
and Chief Executive Officer